Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER FISCAL 2007 RESULTS; GIVES GUIDANCE FOR THE REMAINDER OF ITS FISCAL YEAR

RUTLAND, VERMONT (September 6, 2006) – Casella Waste Systems, Inc. (NASDAQ: CWST), a regional, non-hazardous solid waste services company, today reported financial results for the first quarter of its 2007 fiscal year.

First Quarter Results

For the quarter ended July 31, 2006, the company reported revenues of $143.5 million versus $132.0 million for the same period in fiscal year 2006. The company’s net loss per common share was $0.04, versus net income per common share of $0.09 for the same period a year ago. Operating income for the quarter was $8.7 million versus $13.0 million for the same quarter a year ago. Cash provided by operating activities in the quarter was $18.4 million versus $22.6 million in the first quarter last year. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA*) was $26.6 million* versus $29.1 million in the first quarter last year. As of July 31, 2006, the company had cash on hand of $6.7 million, and had an outstanding total debt level of $459.7 million.

“Obviously, as we indicated during our pre-release in mid-August, we are disappointed in the company’s performance this quarter,” John W. Casella, chairman and chief executive officer, said. “As we indicated in mid-August, these results reflect the cumulative impact of a number of factors, including historical record rainfalls affecting already-flat seasonal construction activity, as well as landfill maintenance costs, landfill volume pressures in our Massachusetts market, a drop in plastics commodities pricing, and additional and front-loaded general and administration expenses.”

Business Update

The company pointed to positive trends in its business environment:

•                  in the company’s market, the slower-growing northeastern U.S., solid waste pricing remains positive at nearly 2 percent, exclusive of the company’s fuel surcharge, over the same quarter a year ago;

•                  the company’s internalization rate was up 2.6 percent on a year-over-year basis, driven primarily by the Western region.

The company also said EBITDA* from its joint venture, US GreenFiber, increased $1.1 million, or 67.0 percent, on a year-over-year basis in Casella Waste Systems’ fiscal year first quarter.

Updated Fiscal 2007 Outlook

The company also updated its guidance for its fiscal year 2007, which began May 1, 2006.

For the fiscal year 2007, the company believes that its results will be approximately in the following ranges:

•                  Revenues between $550.0 million and $570.0 million;

•                  EBITDA* between $113.0 million and $117.0 million;

•                  Capital expenditures between $100.0 million and $104.0 million; and

•                  Free cash flow between $(30.0) million and $(22.0) million.

The EBITDA forecast is based on estimated projections of net cash provided by operating activities of $80.0 million to $84.0 million, interest expense of approximately $39.5 million, depletion of landfill operating leases of $8.0 million, cash taxes of $2.5 million, and positive changes in other assets and liabilities of $4.0 million. Free cash flow of $(30.0) million to $(22.0) million is based on net cash provided by operating activities of $80.0 million to $84.0 million, less estimated capital expenditures of $100.0 million to $104.0 million and other balance sheet changes.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose free cash flow and earnings before interest, taxes, depreciation and amortization (EBITDA), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these non- GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Casella Waste Systems, headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal and recycling services primarily in the eastern United States.

For further information, contact Richard Norris, chief financial officer; Ned Coletta, director of investor relations; or Joseph Fusco, vice president; at (802) 775-0325, or visit the company’s website at http://www.casella.com.

The company will host a conference call to discuss these results on Thursday, September 7, 2006 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (719) 457-2645 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available by calling (719) 457-0820 (conference code #6374936) before 11:59 p.m. ET, Thursday, September 14, 2006, or by visiting the company’s website.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative.  These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to make acquisitions and otherwise develop additional disposal capacity; we may be unable to reduce costs sufficiently to achieve estimated EBITDA* and other targets; anticipated revenue may not materialize; continuing weakness in general economic conditions and poor weather conditions may affect our revenues; we may be required to incur capital expenditures in excess of our estimates; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements.  These risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2006. We do not intend to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended
	July 31,	July 31,
	2005	2006

Revenues	$132,000	$143,519

Operating expenses:
Cost of operations	85,686	95,735
General and administration	17,218	21,179
Depreciation and amortization	16,134	17,942
	119,038	134,856

Operating income (1)	12,962	8,663

Other expense/(income), net:
Interest expense, net	7,350	9,504
(Income) loss from equity method investments	70	(123)
Other income (1)	(48)	(55)

	7,372	9,326
(Loss) income before income taxes	5,590	(663)
(Benefit) provision for income taxes	2,483	(610)

Net (loss) income	3,107	(53)

Preferred stock dividend	850	881

Net (loss) income available to common stockholders	$2,257	$(934)

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,218	25,236

Net (loss) income per common share	$0.09	$(0.04)

EBITDA (2)	$29,096	$26,605

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	April 30,	July 31,
	2006	2006

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,429	$6,667
Restricted cash	72	72
Accounts receivable - trade, net of allowance for doubtful accounts	56,269	61,368
Other current assets	15,204	16,656

Total current assets	78,974	84,763

Property, plant and equipment, net of accumulated depreciation	481,284	494,951
Goodwill	171,258	171,602
Intangible assets, net	2,762	2,570
Restricted cash	17,887	13,686
Investments in unconsolidated entities	44,491	45,262
Other non-current assets	14,455	14,050

	$811,111	$826,884

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$527	$1,412
Current maturities of capital lease obligations	1,061	1,080
Accounts payable	46,364	46,309
Other accrued liabilities	46,813	52,004
Total current liabilities	94,765	100,805

Long-term debt, less current maturities	452,720	460,512
Capital lease obligations, less current maturities	1,747	1,477
Other long-term liabilities	41,959	42,772

Series A redeemable, convertible preferred stock	70,430	71,311

Stockholders’ equity	149,490	150,007

	$811,111	$826,884

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Three Months Ended
	July 31,	July 31,
	2005	2006
Cash Flows from Operating Activities:
Net (loss) income	$3,107	$(53)
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	16,134	17,942
Depletion of landfill operating lease obligations	1,428	1,924
(Income) loss from equity method investments	70	(123)
(Gain) loss on sale of equipment	99	(256)
Stock-based compensation	—	134
Excess tax benefit on the exercise of stock options	—	(141)
Deferred income taxes	1,721	(1,135)
Changes in assets and liabilities, net of effects of acquisitions and divestitures	62	101
	19,514	18,446
Net Cash Provided by Operating Activities	22,621	18,393
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(1,044)	(632)
Additions to property, plant and equipment - growth	(14,941)	(8,487)
- maintenance	(19,675)	(23,783)
Payments on landfill operating lease contracts	(428)	(618)
Restricted cash from revenue bond issuance	—	4,419
Other	638	456
Net Cash Used In Investing Activities	(35,450)	(28,645)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	35,955	139,200
Principal payments on long-term debt	(24,931)	(130,751)
Proceeds from exercise of stock options	—	900
Excess tax benefit on the exercise of stock options	—	141
Net Cash Provided by Financing Activities	11,024	9,490
Net decrease in cash and cash equivalents	(1,805)	(762)
Cash and cash equivalents, beginning of period	8,578	7,429
Cash and cash equivalents, end of period	$6,773	$6,667

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

Unaudited

(In thousands)

Note 1:     Reclassifications

Effective May 1, 2006, the Company began recording (gain) loss on sale of equipment as a component of cost of operations.  Previously this had been recorded as a component of other income.  Accordingly, (gain) loss on sale of equipment for the three months ended July 31, 2005 has been reclassified to conform to current year presentation.

Note 2:     Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose EBITDA (earnings before interest, taxes, depreciation and amortization) and Free Cash Flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to net cash provided by operating activities as determined in accordance with GAAP.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of EBITDA to Net Cash Provided by Operating Activities:

	Three Months Ended
	July 31,	July 31,
	2005	2006

Net Cash Provided by Operating Activities	$22,621	$18,393

Changes in assets and liabilities, net of effects of acquisitions and divestitures	(62)	(101)
Deferred income taxes	(1,721)	1,135
Stock-based compensation	—	(134)
Excess tax benefit on the exercise of stock options	—	141
(Benefit) provision for income taxes	2,483	(610)
Interest expense, net	7,350	9,504
Depletion of landfill operating lease obligations	(1,428)	(1,924)
Gain (loss) on sale of equipment	(99)	256
Other expense, net	(48)	(55)
EBITDA	$29,096	$26,605

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

		Three Months Ended
		July 31,	July 31,
		2005	2006

EBITDA		$29,096	$26,605
Add (deduct):	Cash interest	(276)	(3,631)
	Capital expenditures	(34,616)	(32,270)
	Cash taxes	(528)	(656)
	Depletion of landfill operating lease obligations	1,428	1,924
	Change in working capital, adjusted for non-cash items	(6,795)	(4,609)

FREE CASH FLOW		(11,691)	(12,637)

Add (deduct):	Capital expenditures	34,616	32,270
	Other	(304)	(1,240)
Net Cash Provided by Operating Activities		$22,621	$18,393

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of the Company’s total revenues attributable to services provided are as follows:

	Three Months Ended July 31,
	2005	2006
Collection	$65,267	$68,497
Landfill / disposal facilities	23,263	28,376
Transfer	11,649	12,309
Recycling	31,821	34,337
Total revenues	$132,000	$143,519

Components of revenue growth for the three months ended July 31, 2006 compared to the three months ended July 31, 2005:

		Percentage
Solid Waste Operations (1)	Price	3.0%
	Volume	-0.9%
	Solid waste commodity price and volume	0.3%
Total growth - Solid Waste Operations		2.4%

FCR Operations (1)	Price	-1.0%
	Volume	4.3%
Total growth - FCR Operations		3.3%

Rollover effect of acquisitions (as a percentage of total revenues)		5.6%

Divestitures (as a percentage of total revenues)		-0.4%

Total revenue growth		8.7%

(1) - Calculated as a percentage of segment revenues.

Solid Waste Internalization Rates by Region:

	Three Months Ended July 31,
	2005	2006
North Eastern region	60.5%	57.8%
South Eastern region	41.9%	39.5%
Central region	78.2%	79.0%
Western region	41.2%	50.3%
Solid waste operations	55.7%	58.3%

US GreenFiber (50% owned) Financial Statistics:

	Three Months Ended July 31,
	2005	2006
Revenues	$31,599	$44,396
Net Income (loss)	(140)	515
Cash flow from operations	4,504	8,179
Net working capital changes	2,888	5,480
EBITDA	$1,616	$2,699

As a percentage of revenue:

Net income	-0.4%	1.2%
EBITDA	5.1%	6.1%

Components of Growth versus Maintenance Capital Expenditures (1):

	Three Months Ended July 31,
	2005	2006
Growth Capital Expenditures:
Landfill Development	$8,259	$6,022
Boston MRF Building	5,998	—
MRF Equipment Upgrades	—	845
Other	684	1,620
Total Growth Capital Expenditures	14,941	8,487

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	13,726	13,830
Landfill Construction & Equipment	4,312	8,077
Facilities	1,077	1,039
Other	560	837
Total Maintenance Capital Expenditures	19,675	23,783

Total Capital Expenditures	$34,616	$32,270

(1) The Company’s capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Growth capital expenditures also include those outlays associated with acquiring landfill operating leases, which do not meet the operating lease payment definition, but which were included as a commitment in the successful bid.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.